UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A [X]

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

NetSol Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee paid previously with preliminary materials:

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NETSOL TECHNOLOGIES, INC.

Proxy for the 2019 Annual Meeting of Shareholders to be Held on June 26, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Najeeb Ghauri, with full power of substitution, as his or her Proxy to represent and vote, as designated below, the number of shares of which the undersigned is entitled to vote as a common stockholder of NetSol Technologies, Inc., registered in the name of the undersigned on with the powers the undersigned would possess if personally present at the 2019 Annual Meeting of Shareholders to be held at the Company’s headquarters located at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302 at 10:00 AM local time, on and at any adjournment thereof, hereby revokes any proxy or proxies previously given.

1. ELECTION OF DIRECTORS.

Nominees:		For	Against	Abstain

1a.	Najeeb Ghauri	[ ]	[ ]	[ ]
1b.	Mark Caton	[ ]	[ ]	[ ]
1c.	Malea Farsai	[ ]	[ ]	[ ]
1d.	Henry Tolentino	[ ]	[ ]	[ ]
1e.	Kausar Kazmi	[ ]	[ ]	[ ]

2. RATIFICATION OF APPOINTMENT OF BF BORGERS CPA PC AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2020.

[ ] For	[ ] Against	[ ] Abstain

3. TO APPROVE ON AN ADIVSORY BASIS COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN THIS PROXY STATEMENT

[ ] For	[ ] Against	[ ] Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND, “FOR” PROPOSAL NUMBERS 2 AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated: __________________________, 2020

(Signature)

PLEASE DATE AND SIGN ABOVE exactly as your name appears on your Stock Certificate, indicating where appropriate, official position or representative capacity.